                                                                    Exhibit 25

                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM T-1


                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE



                            CHEMICAL BANK DELAWARE
             (Exact name of trustee as specified in its charter)

Delaware                                                    51-0266457

(State of incorporation                                     (I.R.S. employer
if not a national bank)                                     identification No.)

1201 Market Street,
Wilmington, Delaware                                        19801
(Address of principal executive offices)                    (Zip Code)

                                David J. Clark
                                    Counsel
                              1201 Market Street
                             Wilmington, DE 19801
                                (302) 428-3330
                      (Name, address and telephone number
                             of agent for service)


                            JOHNSON CONTROLS, INC.
              (Exact name of obligor as specified in its charter)

             Delaware                                              39-0380018
             (State or other jurisdiction of                       (I.R.S. employer
             incorporation or organization                         identification No.)

             15757 North Green Bay Avenue                          53209
             Milwaukee, Wisconsin                                  (Zip Code)
             (Address of principal executive offices)




                         Subordinated Debt Securities
                      (Title of the indenture securities)

                                   GENERAL


Item 1.  General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                    Office of the State Bank Commissioner, 555 East Lockerman Street
                    Suite 210, Dover, DE 19901
                    Federal Deposit Insurance Corporation,
                    New York Regional Office
                    452 Fifth Avenue, 21st Floor, New York, New York 10018-2796

         (b)     Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2.  Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

Item 16. List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 25, 1988 and June 22, 1992 (see Exhibit to Form T-1 filed in connection with Registration Statement No. 33-58124, which is incorporated by reference).

                  2. A copy of the Certificate of Authority of the Trustee to Transact Business (see Exhibit 2 to form T-1 filed in connection with Registration Statement No.33-595 which is incorporated by reference).

                  3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

                  4.     A copy of the existing By-laws of the Trustee (see
Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-58124, which is incorporated by reference).

                  5.     Not applicable.

                  6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-33595, which is incorporated by reference).

                  7. A copy of the latest report of condition of Chemical Bank Delaware, published pursuant to law or the requirements of its supervising or examining authority.

                  8.     Not applicable.

                  9.     Not applicable.



                                  SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Chemical Bank Delaware, a corporation organized and existing under the laws of the State of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Wilmington and State of Delaware, on the 8th day of February, 1995.

                                                 Chemical Bank Delaware



                                                 By: _________________
                                                     John J. Cashin
                                                     Senior Trust Officer

                                  EXHIBIT 7


REPORT OF CONDITION

Consolidated Report of Condition of CHEMICAL BANK DELAWARE of Wilmington, Delaware and Foreign and Domestic Subsidiaries, at the closing of business on December 31, 1994, published in accordance with a call made by the State Bank Commissioner under Title 5, Delaware Code, Section 904.

Statement of Resources and Liablilities

                                                                                 Thousands of Dollars



                         ASSETS

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                   $    12,232
   Interest-bearing balances                                                                207,932
Securities:
   Held-to-maturity securities                                                               41,199
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
   Federal funds sold                                                                       199,700
Loans and lease financing receivables:
   Loans and leases, net of unearned income                                                   7,753
   LESS:  Allowances for loan and lease losses                                 6,087
   Loans and leases, net of unearned income, allowance, and reserve                           1,666
Premises and fixed assets (including capitalized leases)                                     40,001
Other real estate owned                                                                       2,861
Customers' liability to this bank on acceptances outstanding                                  1,619
Intangible assets                                                                                26
Other assets                                                                                 15,128
                                                                                            -------
TOTAL ASSETS                                                                          $     522,364


                                            LIABILITIES

Deposits:
  In domestic offices                                                                    $  295,282
    Noninterest-bearing                                                    51,564
    Interest-bearing                                                      243,718
  In foreign offices, Edge and Agreement subsidiaries, and IBFs                              72,272
    Interest-bearing                                                       72,272
Demand notes issued to the U.S. Treasury                                                      1,599
Other borrowed money:
    With original maturity of one year or less                                                2,741
Mortage indebtedness and obligations under capitalized leases                                 1,152
Bank liability on acceptances executed and outstanding                                        1,619
Other liabilities                                                                            30,478
                                                                                             ------
TOTAL LIABILITIES                                                                        $  405,077

                                         EQUITY CAPITAL

Common stock                                                                             $   25,000
Surplus                                                                                      51,002
Undivided profits and capital reserves                                                       41,285
                                                                                             ------
Total equity capital                                                                        117,287
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL                      $  522,364

I, Christopher M. Marini, Controller, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal Regulatory authority and is true and correct to the best of my knowledge and belief.


                                                  Christopher M. Marini
                                                      January 31, 1995


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal Regulatory authority and is true and correct.


                                                   Richard J. Nolan, Jr.
                                                      Glenn S. Havlicek
                                                     Joseph L. Sciafani
                                                              Directors